COMPANY CONTACTS Briony Quinn Chief Financial Officer (240) 744-1196 Irene Chiao Investor Relations (240) 641-6903 FOR IMMEDIATE RELEASE DIAMONDROCK HOSPITALITY ACQUIRES THE AC HOTEL MINNEAPOLIS DOWNTOWN BETHESDA, Maryland, November 15, 2024 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced it has acquired the fee simple interest in the 245-room AC Hotel Minneapolis Downtown (the “Hotel”) for $30 million, or approximately $122,000 per key with cash on hand. The Hotel, constructed in 2016, is located in downtown Minneapolis, which has one of the largest concentrations of Fortune 1000 companies in the world and is also a major hub for biotechnology and medical innovation. “The AC Hotel Minneapolis Downtown represents an opportunity to acquire a recently constructed urban hotel with good in-place cash flow in a rapidly recovering hotel market with a strong roster of companies increasing their return to the office,” said Jeffrey Donnelly, Chief Executive Officer of DiamondRock Hospitality Company. “The acquisition is aligned with our strategic objectives as we evaluate our portfolio and look to recycle capital efficiently into hotels at a significant discount to replacement cost with minimal future capital requirements while also providing the Company with immediate yield.” The acquisition represents a 8.2% capitalization rate on the Hotel’s forecasted 2024 net operating income and brings the total number of properties in the Company’s portfolio to 37 hotels. The acquisition of the Hotel was not contemplated in the Company’s updated full-year 2024 guidance issued on November 7, 2024. Given the timing of the acquisition, the Hotel will not contribute meaningfully to the Company’s full year 2024 Adjusted EBITDA or Adjusted FFO per share. However, the Hotel is expected to be included in the Company’s comparable metrics and add approximately 20 basis points to the Company’s comparable full-year RevPAR growth and 10 basis points to the comparable full-year Total RevPAR growth.

About the Company DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 37 premium quality hotels and resorts with over 10,000 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com. This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Reconciliation of Hotel Net Income to Hotel Net Operating Income (Unaudited, in millions) Hotel EBITDA and net operating income are non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to hotel net income in accordance with GAAP. The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. Hotel net income 1.6$ Adjustment: Depreciation and amortization 1.3 Hotel EBITDA 2.9$ Adjustment: Capital reserve (0.4) Hotel net operating income 2.5$

ACQUISITION DATE 11/12/2024 PURCHASE PRICE $30.0 MILLION $122K PER KEY LOCATION MINNEAPOLIS, MN NUMBER OF ROOMS 245 KEY DEAL HIGHLIGHTS • Fee simple interest • Terminable management agreement with a high-quality third-party operator • 8.2% capitalization rate on 2024 forecasted net operating income • Purchase price is over a 60% discount to current replacement cost • Minimal near-term capital requirements; the hotel was completed in September 2016 • Rapidly recovering hotel market with the largest concentration of Fortune 1000 companies in the world • Major employers are increasing return-to-office in 2024-25 ABOUT THE HOTEL ACQUISITION OF AC MINNEAPOLIS DOWNTOWN (MINNEAPOLIS, MN) This summary information sheet contains certain “forward-looking statements” relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words “projected,” “expected,” “planned” and “estimated” or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of November 12, 2024. We undertake no duty to update the information to conform to actual results or changes in our expectations. This fact sheet contains statistics and other data that has been obtained from information available from public sources. For additional information, please visit our website at www.drhc.com. The AC Hotel Minneapolis Downtown is located along the vibrant North Loop neighborhood in downtown Minneapolis and within close walking distance of Minneapolis’ major employers and numerous entertainment venues. The hotel is connected to the Minneapolis Skyway and adjacent to the METRO light rail system to access the Minneapolis Convention Center and stadiums.